CONTACTS: Media Inquiries
Lin Cummins
(248) 435-7112
linda.cummins@arvinmeritor.com

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Terry Huch
(248) 435-9426
terry.huch@arvinmeritor.com

ArvinMeritor Reports First-Quarter Fiscal Year 2008 Results

TROY, Mich. (Jan. 29, 2008) — ArvinMeritor, Inc. (NYSE: ARM) today reported financial results for its first fiscal quarter ended Dec. 30, 2007.

First-Quarter Highlights

•	Sales from continuing operations of $1.7 billion, up $95 million from the same period last year.
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On a GAAP basis, net loss from continuing operations of $1 million or $0.01 per diluted share, compared to net income from continuing operations of $10 million or $0.14 per diluted share in the same period last year.

•	Net income from continuing operations, before special items, of $6 million, or $0.08 per diluted share, compared to $12 million, or $0.17 per diluted share, in the same period last year.
•

Free cash outflow of $305 million compared to an outflow of $64 million in the first quarter of fiscal year 2007. This represents negative cash flow from operations ($271 million and $33 million, respectively) and capital expenditures ($34 million and $31 million, respectively).

Chip McClure, chairman, CEO and president said, “We demonstrated stronger operating performance this quarter despite Class 8 volumes being down approximately 50 percent in North America. The actions we have implemented through our Performance Plus program, particularly in Europe, are gaining traction and driving improved EBITDA and margins.”

First-Quarter Fiscal Year 2008 Results

For the first quarter of fiscal year 2008, ArvinMeritor posted sales from continuing operations of $1.7 billion. Despite a weak economy in North America and challenging global industry conditions, sales were up compared to the first quarter of last year for both Commercial Vehicle Systems (CVS) and Light Vehicle Systems (LVS), due in part to favorable currency exchange rates.

EBITDA, before special items, was $82 million, up $10 million from the same period last year. This increase is primarily due to improved CVS operating results driven by the company’s Performance Plus program.

On a GAAP basis, the company’s net loss from continuing operations was $1 million or $0.01 per diluted share, compared to net income from continuing operations of $10 million or $0.14 per diluted share in the same period last year.

Income from continuing operations, before special items, was $6 million, or $0.08 per diluted share, compared to $12 million, or $0.17 per diluted share, a year ago. Special items for the quarter include charges associated with the company’s previously announced restructuring program. The decrease in earnings this quarter reflects certain charges incurred during the first quarter of fiscal year 2008, including $0.09 per diluted share for a legal and commercial dispute with an LVS customer, $0.08 per diluted share resulting from certain tax charges; and $0.03 per diluted share related to amendments to our credit agreement, all partially offset by $0.13 per diluted share relating to changes in certain employee benefit policies.

Business Highlights

•	Increased CVS EBITDA margins by six-tenths of a percentage point in the first quarter of fiscal year 2008 compared to the same period last year.
•

Acquired Mascot Truck Parts Ltd., a remanufacturer of transmissions, drive axle carriers, steering gears and drivelines, to drive the company’s strategy to grow its Commercial Vehicle Aftermarket business.

•	Awarded new business to supply more than four million window regulator motors, 700,000 plastic door modules, and 700,000 Next Generation latch sets annually to Hyundai Motor Company beginning in 2010.
•	Amended the company’s senior secured credit facility to offer greater flexibility and access to increased liquidity.

Outlook

The company reduced its calendar year 2008 forecast for light vehicle sales to 15.5 million vehicles in North America, down from 15.7 million vehicles forecasted in our last update in December. The company’s forecast for Western Europe is 17.1 million vehicles, unchanged from the last update.

ArvinMeritor’s fiscal year 2008 forecast for North American Class 8 truck production is in the range of 210,000 to 230,000 units. The company’s fiscal year 2008 forecast for heavy and medium truck volumes in Western Europe is 530,000 to 540,000, equal to the previous forecast. On a calendar year basis, the company anticipates North America Class 8 truck production to be in the range of 235,000 to 255,000 units; and heavy and medium truck volumes in Western Europe to be in the range of 540,000 to 550,000.

The company anticipates sales from continuing operations in fiscal year 2008 in the range of $6.9 billion to $7.1 billion due to continued growth outside the U.S. and favorable foreign exchange movements. The outlook for full-year EBITDA from continuing operations, before special items, is expected to be in the range of $385 million to $405 million for the fiscal year. ArvinMeritor reaffirms its forecast for diluted earnings per share from continuing operations, before special items, to be in the range of $1.40 to $1.60. This guidance is based on the assumption of 2.2 percent U.S. GDP growth, and excludes gains or losses on divestitures and restructuring costs.

ArvinMeritor is revising its forecast for free cash flow to be in the range of negative $75 million to negative $125 million due in large part to increased working capital requirements driven by higher sales volumes in Europe and Asia Pacific.

“The improvement in our operating performance this quarter indicates that the actions we are implementing, driven primarily through our Performance Plus profit improvement program, are taking effect,” said McClure. “We are on track to achieve cost-savings of $75 million this year, and are pleased that ideas already implemented total $58 million in savings on an annual run rate basis.

In addition, greater operational efficiencies, improved pricing terms, execution of our global footprint plan, expansion in emerging markets, and new business awards all demonstrate the significant work being accomplished by our talented global team.”

About ArvinMeritor

ArvinMeritor, Inc. is a premier global supplier of a broad range of integrated systems, modules and components to the motor vehicle industry. The company serves commercial truck, trailer and specialty original equipment manufacturers and certain aftermarkets, and light vehicle manufacturers. Headquartered in Troy, Mich., ArvinMeritor employs approximately 18,000 people in 24 countries. ArvinMeritor common stock is traded on the New York Stock Exchange under the ticker symbol ARM. For more information, visit the company's Web site at: http://www.arvinmeritor.com/.

Forward-Looking Statements

This press release contains statements relating to future results of the company (including certain projections and business trends) that are “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are typically identified by words or phrases such as “believe,” “expect,” “anticipate,” “estimate,” “should,” “are likely to be,” “will” and similar expressions. Actual results may differ materially from those projected as a result of certain risks and uncertainties, including but not limited to global economic and market cycles and conditions; the demand for commercial, specialty and light vehicles for which the company supplies products; risks inherent in operating abroad (including foreign currency exchange rates and potential disruption of production and supply due to terrorist attacks or acts of aggression); availability and cost of raw materials, including steel and oil; OEM program delays; demand for and market acceptance of new and existing products; successful development of new products; reliance on major OEM customers; labor relations of the company, its suppliers and customers, including potential disruptions in supply of parts to our facilities or demand for our products due to work stoppages; the financial condition of the company’s suppliers and customers, including potential bankruptcies; possible adverse effects of any future suspension of normal trade credit terms by our suppliers; potential difficulties competing with companies that have avoided their existing contracts in bankruptcy and reorganization proceedings; successful integration of acquired or merged businesses; the ability to achieve the expected annual savings and synergies from past and future business combinations and the ability to achieve the expected benefits of restructuring actions; success and timing of potential divestitures; potential impairment of long-lived assets, including goodwill; potential adjustment of the value of deferred tax assets; competitive product and pricing pressures; the amount of the company’s debt; the ability of the company to continue to comply with covenants in its financing agreements; the ability of the company to access capital markets; credit ratings of the company’s debt; the outcome of existing and any future legal proceedings, including any litigation with respect to environmental or asbestos-related matters; product liability and warranty and recall claims; rising costs of pension and other post-retirement benefits and possible changes in pension and other accounting rules; as well as other risks and uncertainties, including but not limited to those detailed herein and from time to time in other filings of the company with the SEC. These forward-looking statements are made only as of the date hereof, and the company undertakes no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise, except as otherwise required by law.

All earnings per share amounts are on a diluted basis. The company's fiscal year ends on the Sunday nearest Sept. 30, and its fiscal quarters end on the Sundays nearest Dec. 31, March 31 and June 30. All year and quarter references relate to the company's fiscal year and fiscal quarters, unless otherwise stated.

Non-GAAP Measures

In addition to the results reported in accordance with accounting principles generally accepted in the United States (“GAAP”) included throughout this press release, the company has provided information regarding income or loss from continuing operations, diluted earnings per share and operating income before special items, which are non-GAAP financial measures. These non-GAAP measures are defined as reported income or loss from continuing operations, reported diluted earnings or loss per share, and EBITDA plus or minus special items. Other non-GAAP financial measures include “free cash flow.” EBITDA is defined as income or loss from continuing operations before interest, income taxes, depreciation and amortization and loss on sale of receivables. We use EBITDA as the primary basis to evaluate the performance of each of our reportable segments. Free cash flow represents net cash provided by operating activities, less capital expenditures.

Management believes that the non-GAAP financial measures used in this press release are useful to both management and investors in their analysis of the company's financial position and results of operations. In particular, management believes that EBITDA is a meaningful measure of performance as it is commonly utilized by management and the investment community to analyze operating performance and entity valuation; and free cash flow is useful in analyzing the company’s ability to service and repay its debt. Further, management uses these non-GAAP measures for planning and forecasting in future periods.

These non-GAAP measures should not be considered a substitute for the reported results prepared in accordance with GAAP. EBITDA should not be considered as an alternative to net income as an indicator of our operating performance or to cash flows as a measure of liquidity. Free cash flow should not be considered a substitute for cash provided by operating activities, or other cash flow statement data prepared in accordance with GAAP, or as a measure of financial position or liquidity. In addition, the calculation of free cash flow does not reflect cash used to service debt or cash received from the divestitures of businesses or sales of other assets and thus does not reflect funds available for investment or other discretionary uses. These non-GAAP financial measures, as determined and presented by the company, may not be comparable to related or similarly titled measures reported by other companies.

Set forth on the following pages are reconciliations of these non-GAAP financial measures, if applicable, to the most directly comparable financial measures calculated and presented in accordance with GAAP.

First-Quarter Results Conference Call

The company will host a telephone conference call and Web cast to discuss the company’s fiscal year 2008 first-quarter results on Jan. 29, 2008, at 9 a.m. (ET). To participate, call (617) 213-4867, ten minutes prior to the start of the call. Please reference Passcode 66407814 when dialing in. Investors can also listen to the conference call in real time – or for 90 days by recording – by visiting www.arvinmeritor.com.

A replay of the call will be available from 11 a.m. Jan, 29, 2008, until 11:59 p.m. Jan. 31, 2008, by calling (888) 286-8010 within the United States and Canada, or (617) 801-6888 for international callers. Please reference Passcode 55773284.

To access the Web cast, visit the ArvinMeritor Web site at http://www.arvinmeritor.com/ and click on the Web cast link on either the home page or investor page.

ARVINMERITOR, INC.
CONSOLIDATED STATEMENT OF OPERATIONS
(Unaudited, in millions, except per share amounts)

	Quarter Ended
	December 31,
	2007	2006

Sales	$ 1,663	$ 1,568
Cost of sales	(1,533)	(1,464)
GROSS MARGIN	130	104
Selling, general, and administrative	(92)	(73)
Restructuring costs	(10)	-
Gain on Divestitures	-	2
OPERATING INCOME	28	33
Equity in earnings of affiliates	11	7
Interest expense, net	(27)	(27)
INCOME BEFORE INCOME TAXES	12	13
Provision for income taxes	(10)	(1)
Minority interests	(3)	(2)
INCOME (LOSS) FROM CONTINUING OPERATIONS	(1)	10
LOSS FROM DISCONTINUED OPERATIONS	(11)	(3)

NET INCOME (LOSS)	$ (12)	$ 7

DILUTED EARNINGS (LOSS) PER SHARE
Continuing operations	$ (0.01)	$ 0.14
Discontinued operations	(0.16)	(0.04)
Diluted earnings (loss) per share	$ (0.17)	$ 0.10

Diluted shares outstanding	71.9	70.5
Note: Amounts for the three months ended December 31, 2006 have been restated for discontinued operations.

ARVINMERITOR, INC.
SUMMARY CONSOLIDATED BALANCE SHEET
(In millions)

	December 31,	September 30,
	2007	2007
ASSETS	(Unaudited)
Cash and cash equivalents	$ 164	$ 409
Receivables, net	1,212	1,223
Inventories	569	541
Other current assets	234	216
Net property	741	738
Goodwill	524	520
Other assets	1,114	1,142
TOTAL ASSETS	$ 4,558	$ 4,789

LIABILITIES AND SHAREOWNERS' EQUITY
Short-term debt	$ 95	$ 18
Accounts payable	1,116	1,342
Other current liabilities	585	719
Long-term debt	1,141	1,130
Retirement benefits	768	763
Other liabilities	241	209
Minority interests	68	65
Shareowners' equity	544	543
TOTAL LIABILITIES AND SHAREOWNERS' EQUITY	$ 4,558	$ 4,789

ARVINMERITOR, INC.
CONSOLIDATED BUSINESS SEGMENT INFORMATION
(Unaudited, In millions)

	Quarter Ended
	December 31,
	2007	2006

Sales:
Commercial Vehicle Systems	$ 1,080	$ 1,046
Light Vehicle Systems	583	522
Total Sales	$ 1,663	$ 1,568

Segment EBITDA:
Commercial Vehicle Systems	$ 71	$ 63
Light Vehicle Systems	2	14
Total Segment EBITDA	73	77
Unallocated Legacy and Corporate Costs	(1)	-
ET Corporate Allocations	-	(7)
Total EBITDA	72	70
Loss on Sale of Receivables	(4)	(2)
Depreciation and Amortization	(32)	(30)
Interest Expense, Net	(27)	(27)
Provision for Income Taxes	(10)	(1)
Income (Loss) From Continuing Operations	$ (1)	$ 10

Note: Amounts for the three months ended December 31, 2006 have been restated for discontinued operations.

ARVINMERITOR, INC.
CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
(Unaudited, In millions)

	Quarter Ended
	December 31,
	2007	2006

OPERATING ACTIVITIES
Income (loss) from continuing operations	$ (1)	$ 10
Adjustments to income (loss) from continuing operations
Depreciation and amortization	32	30
Restructuring costs, net of payments	-	(8)
Gain on divestitures	-	(2)
Pension and retiree medical expense	26	33
Other adjustments to income (loss) from continuing operations	(4)	-
Pension and retiree medical contributions	(22)	(39)
Changes in receivable securitization and factoring	115	3
Changes in assets and liabilities	(413)	(31)
Cash flows used for continuing operations	(267)	(4)
Cash flows used for discontinued operations	(4)	(29)
CASH USED FOR OPERATING ACTIVITIES	(271)	(33)

INVESTING ACTIVITIES
Capital expenditures	(34)	(20)
Acquisition of businesses and investments, net of cash acquired	(43)	(2)
Other investing activities	8	10
Net investing cash flows provided by (used for) discontinued operations	23	(14)
CASH USED FOR INVESTING ACTIVITIES	(46)	(26)

FINANCING ACTIVITIES
Borrowings on revolving credit facility	4	-
Borrowings on accounts receivable securitization program	70	80
Borrowings on lines of credit and other, net	7	1
Net change in debt	81	81
Debt issuance and extinguishment costs	(6)	-
Cash dividends	(7)	(7)
CASH PROVIDED BY FINANCING ACTIVITIES	68	74

IMPACT OF CURRENCY ON CASH AND CASH EQUIVALENTS	4	4

CHANGE IN CASH AND CASH EQUIVALENTS	(245)	19
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	409	350
CASH AND CASH EQUIVALENTS AT END OF PERIOD	$ 164	$ 369

Note: Amounts for the three months ended December 31, 2006 have been restated for discontinued operations.

ARVINMERITOR, INC
SELECTED FINANCIAL INFORMATION - RECONCILIATION
Non-GAAP
(Unaudited, in millions, except for per share amounts)
	Q1 FY 08		Income Tax	Q1 FY 08
	Reported	Restructuring	Impact	Before Special Items
Sales	$1,663	$—	$—	$1,663
Gross Margin	130	—	—	130
Operating Income	28	10	—	38
Income (Loss) from Continuing Operations	(1)	6	1	6
Diluted Earnings (Loss) Per Share - Continuing Operations	$(0.01)	$0.08	$0.01	$0.08

Segment EBITDA
Commercial Vehicle Systems	$71	$—	$—	$71
Light Vehicle Systems	2	10	—	12
Total Segment EBITDA	$73	$10	$—	$83

ARVINMERITOR, INC
SELECTED FINANCIAL INFORMATION - RECONCILIATION
Non-GAAP
(Unaudited, in millions, except for per share amounts)
	Q1 FY 07	Product	Income Tax	Q1 FY 07
	Reported	Disruptions	Impact	Before Special Items
Sales	$1,568	$—	$—	$1,568
Gross Margin	104	2	—	106
Operating Income	33	2	—	35
Income from Continuing Operations	10	1	1	12
Diluted Earnings Per Share - Continuing Operations	$0.14	$0.02	$0.01	$0.17

Segment EBITDA
Commercial Vehicle Systems	$63	$—	$—	$63
Light Vehicle Systems	14	2	—	16
Total Segment EBITDA	$77	$2	$—	$79

Note: Amounts for the three months ended December 31, 2006 have been restated for discontinued operations.

ARVINMERITOR, INC.
EBITDA BEFORE SPECIAL ITEMS RECONCILIATION
Non-GAAP
(Unaudited, in millions)

	Quarter Ended
	December 31,
	2007	2006
Total EBITDA - Before Special Items	$ 82	$ 72
Restructuring Costs	(10)	-
Product Disruptions	-	(2)
Loss on Sale of Receivables	(4)	(2)
Depreciation and Amortization	(32)	(30)
Interest Expense, Net	(27)	(27)
Provision for Income Taxes	(10)	(1)
Income (Loss) From Continuing Operations	$ (1)	$ 10
Note: Amounts for the three months ended December 31, 2006 have been restated for discontinued operations.

ARVINMERITOR, INC.
FREE CASH FLOW - RECONCILIATION
Non-GAAP
(Unaudited, in millions)

	Quarter Ended
	December 31,
	2007	2006
Cash used for operating activities	$ (271)	$ (33)
Less: Capital expenditures (1)	(34)	(31)
Free cash flow	$ (305)	$ (64)

(1) Includes capital expenditures of discontinued operations.
Note: Amounts for the three months ended December 31, 2006 have been restated for discontinued operations.